UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 27, 2011
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 though 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02           Departure Of Directors Or Certain Officers; Election Of Directors;
Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Restricted Stock Awards

On August 21, 2012, the Compensation Committee of the Board of Directors (the “Board”) of Clearfield, Inc. (the “Company”) approved the grant of Restricted Stock of the Company’s common stock to certain of the Company’s executive officers for the Company’s fiscal year ended September 30, 2012, subject to Board approval.  On August 23, 2012 the Board approved this grant of restricted stock. Pursuant to this action, Cheryl P. Beranek, Chief Executive Officer, was granted 85,000 shares of restricted stock; Johnny Hill, Executive Vice President and Chief Operating Officer, was granted 85,000 shares of restricted stock; and Daniel Herzog, Chief Financial Officer, was granted 30,000 shares of restricted stock.  The restricted stock was granted pursuant to the Company’s 2007 Stock Compensation Plan, as amended. The restricted stock granted for all officers will have restrictions that lapse with respect to one-fifth of the shares on the first five anniversaries of the date of grant of the awards subject to each Officer’s continued employment through each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By	/s/ Daniel Herzog
Dated: August 27, 2012		Daniel Herzog, Chief Financial Officer